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                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




  Petsec Energy Ltd (formerly known as Petroleum Securities Australia Limited)
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             (Exact name of Registrant as specified in its charter)



New South Wales, Australia                                       Not applicable
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(State of incorporated or organisation)                        (I.R.S. Employer
                                                            Identification No.)



              Level 13, Gold Fields House, 1 Alfred Street, Sydney,
                        New South Wales, Australia 2000
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(Address of principal executive offices)                             (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                       Name of each exchange on which
       To be so registered                       each class is to be registered
       -------------------                       ------------------------------

    21,520,208 American Depositary Receipts      New York Stock Exchange
    ("ADR's") representing
    107,601,041 ordinary shares,
    A$0.20 fully paid par value

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None



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ITEM 1.         DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The class of securities to be registered hereby are American Depositary Shares ("ADS") of Petsec Energy Ltd , an Australian company (the "Company").

         The description of the ADSs under the heading "Description of American Depositary Shares" in the prospectus contained in the Registration Statement on Form F-1 (Registration No. 333-5154) which was filed with the Securities and Exchange Commission pursuant to the Act on June 27, 1996 is hereby incorporated by reference.

ITEM 2.         EXHIBITS

1. Memorandum and Articles of Association of the Company (incorporated herein by reference to Exhibit 3 of the Registration Statement on Form F-1
      (Reg. No. 333 -5154))

2. Form of Deposit Agreement by and among the Company, The Bank of New York, as depository, and holders from time to time as issued thereunder (incorporated herein by reference to Exhibit (a) to the Company's Registration Statement on Form F-6, as amended (Reg. No. 333-5176))


3. Form of American Depositary Receipt evidencing American Depositary Shares representing the Ordinary Shares (incorporated herein by reference to Exhibit (a) to the Company's Registration Statement on Form F-6, as amended (Reg. No. 333-5176))



                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorised.


                                PETSEC ENERGY LTD




Dated: 7 May 1998                               By /s/ ROBIN A CUMMING
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                                                Robin A Cumming
                                                Chief Financial Officer